Salona Global Appoints Michael Seckler, Medical Sales & Marketing Senior Executive, as Interim CEO;
Adjusts Management Team with a Focus on Cash Flow

San Diego, California (June 14, 2023) Salona Global Medical Device Corporation ("SGMD", "Salona Global" or the "Company") (TSXV:SGMD) is pleased to announce the appointment of Michael Seckler as interim CEO, effective June 13, 2023. Mr. Seckler has a long and successful track record as a senior executive of Ferring Pharmaceuticals, a multi-billion dollar company based in Switzerland, where he was the General Manager of its Canadian subsidiary before being promoted to Vice President of Global Marketing and Corporate Communications. He was most recently a senior executive of FerGene, a Ferring subsidiary focused on gene therapy.

With the addition of Lana Newishy as Vice Chair of the Board, the Company has completed its goal of adjusting the management team with a focus on cash flow and debt service as a priority. Mr. Faulstick remains a non-executive director of the Board.

"We continue to add to our board and team as we integrate the Biodex asset and look beyond to our next stage of growth," said Les Cross, Non-Executive Chairman. "I want to personally thank Luke for his management tenure at Salona. He took a small business in SDP and helped lead the Company through a crucial period of important acquisitions and revenue growth. Clearly our first priority now is generating cash flow from operations and restructuring our debt. With the addition of Mike Seckler, we can also focus on increasing revenues. Mike has a strong background in global medical sales and marketing on a larger scale and I am looking forward to his help in focusing on our five engines of growth and getting back to the momentum we had in 2022."

In connection with his appointment as interim CEO, Mr. Seckler has been granted options under the Company's Stock Option Plan to purchase up to 250,000 common shares, vesting equally over a three year period, with a term of five years and an exercise price of $0.25. The options and underlying common shares are subject to a four month and one day hold period pursuant to the TSX Venture Exchange.

In connection with overhead cost reduction measures, Joseph Martinez (former Senior Vice President, Legal & Compliance, General Counsel and Secretary) is no longer working full time for the Company, but continues to be available on an hourly consulting basis.

For more information please contact:

Mike Seckler

Interim Chief Executive Officer

Tel: 1 (800) 760-6826

Email: Info@Salonaglobal.com

Additional Information

Neither the TSXV nor its Regulation Services Provider (as that term is defined in the policies of the TSXV) accepts responsibility for the adequacy or accuracy of this release.

Certain statements contained in this press release constitute "forward-looking information" within the meaning of the Private Securities Litigation Reform Act of 1995 and applicable Canadian securities laws. These statements can be identified by the use of forward-looking terminology such as "expects" "believes", "estimates", "may", "would", "could",  "should", "potential",  "will", "seek", "intend", "plan", and "anticipate", and similar expressions as they relate  to the Company.

All statements  other than  statements of  historical fact may be forward-looking  information. Such statements reflect the Company's current views and intentions with respect to future  events, and current information available to the Company, and are subject to certain risks, uncertainties and assumptions. Salona cautions that the forward-looking statements contained herein are qualified by important factors that could cause actual results to differ materially from those reflected by such statements. Such factors include but are not limited to the  general business and  economic  conditions in the regions in  which Salona operates; the ability of Salona to execute on key  priorities,  including the successful completion of acquisitions, business retention, and  strategic plans and to  attract, develop  and retain key executives; difficulty integrating newly acquired businesses;  ongoing or new disruptions in the supply chain, the extent and scope of such supply chain disruptions, and the timing or extent of the resolution or improvement of such disruptions; the ability to  implement business  strategies and pursue business opportunities;  disruptions in or  attacks (including  cyber-attacks) on Salona ' s information  technology, internet, network  access or other  voice or data  communications systems or services; the evolution of various types of fraud or other  criminal  behavior to which  Salona is exposed; the failure of third parties to comply with their obligations to  Salona or its  affiliates; the  impact of new and changes to, or application of, current laws and regulations; granting of permits and licenses in a highly regulated business; the  overall difficult  litigation environment, including in the United States; increased competition; changes in foreign currency rates;  increased  funding  costs and market volatility due to market illiquidity and competition for funding; the  availability of funds  and resources to pursue operations; critical  accounting estimates and changes to accounting  standards, policies,  and methods used by Salona; the occurrence of natural and unnatural catastrophic  events  and claims  resulting from such events; www.sec.gov, and with the securities regulatory authorities in certain  provinces of  Canada and available at www.sedar.com. Should any factor affect Salona in an unexpected  manner,  or  should  assumptions  underlying the forward-looking information prove incorrect, the actual results or  events  may  differ  materially  from the results or events predicted. Any such forward-looking information is  expressly  qualified  in its  entirety by  this cautionary statement. Moreover, Salona does not assume responsibility for the  accuracy or  completeness of such forward-looking information. The forward-looking  information included in this  press release  is  made as of the date of this press release and the Company undertakes  no obligation to publicly  update or revise  any  forward-looking information, other than as required by applicable  law.